Exhibit 99.1

Kohl’s Declares Quarterly Dividend

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)—August 8, 2023—The Board of Directors of Kohl’s Corporation (NYSE:KSS) today declared a regular quarterly dividend of $0.50 per share on the Company’s common stock. The dividend is payable September 20, 2023, to shareholders of record at the close of business on September 6, 2023.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl's App, Kohl's offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company's environmental, social, and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com.

Contacts
Investor Relations:
Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:
Jen Johnson, (262) 703-5241, jen.johnson@kohls.com